Exhibit 31.4

CERTIFICATION

I, Steven Bisgay, certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of BGC Partners, Inc. for the year ended December 31, 2020 as filed with the Securities and Exchange Commission on the date hereof; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Steven Bisgay
Steven Bisgay Chief Financial Officer

Date: April 29, 2021